EXHIBIT 10.7

SERVICES AGREEMENT

BETWEEN:

FAOUZI ZERROUK, an individual resident in the city of Richmond, British Columbia (the “Advisor”)

and

GLOBAL PRECISION MEDICAL INC. a corporation having a place of business at #536 – 1489 Marine Drive, West Vancouver, British Columbia V7T 1B8 (the “Company”)

WHEREAS the Company holds the right to use a technology known as the Uro-Stent which originates from Russia;

WHEREAS the Advisor possesses specialized technical know-how pertaining to the Uro-Stent and to the Russian market;

WHEREAS the Company wishes to retain the services of the Advisor as a member of its Scientific Advisory Board to advise on all matters pertaining to the further development, enhancement and manufacturing of the Uro-Stent as well as on matters pertaining to the Russian market;

WHEREAS the Advisor is prepared to become a member of the Company’s Scientific Advisory Board for this purpose.

IN CONSIDERATION OF THE FOREGOING, THE PARTIES AGREE:

1.

The Advisor shall become a member of the Company’s Scientific Advisory Board and shall, in this capacity, provide advice from time to time (as requested) on the further development, enhancement and manufacturing of the Uro-Stent as well as on various matters pertaining to the Russian market. For this purpose, this advice shall be rendered during the meetings of the Board of Directors of the Company and occasionally outside such meetings.

2.

 In consideration for the Advisor’s services in this respect, he shall receive share options representing the right for him to subscribe to 125,000 shares of the Company’s capital stock at a price of US $0.40 per share, exercisable at the time and in accordance with terms established by the Board of Directors of the Company. In addition, the Advisor shall be reimbursed for any out of pocket costs (such as travel costs) incurred at the request of the Company.

3.

For greater certainty, it is provided that the time required from the Advisor shall be consistent with the time requirements from the members of the Board of Directors of the Company. In the event that the Advisor is required to devote significantly more time to his functions, the Advisor and the Company shall agree on appropriate additional consideration.

4.

This Agreement is not assignable by the Advisor.

5.

If this Agreement is terminated without cause by the Company, the Advisor shall be entitled to keep his share option rights.

6.

This Agreement is governed by the laws of British Columbia.

SIGNED this 14th day of April 2004

/s/ Faouzi Zerrouk__________________

Faouzi Zerrouk

GLOBAL PRECISION MEDICAL INC.

/s/ Lindsay Semple   ________________

Per: Lindsay Semple